Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 900

Memphis, TN 38103-3672

(901) 543-5900

April 24, 2012

AutoZone, Inc.

123 South Front Street

Memphis, Tennessee 38103

Re:         AutoZone, Inc. 3.700% Senior Notes due 2022

We have acted as counsel to AutoZone, Inc. (the “Company”) in connection with the issuance of $500,000,000 aggregate principal amount of the Company’s 3.700% Senior Notes due 2022 (the “Notes”), pursuant to the Company’s Registration Statement on Form S-3 (File Number: 333-180768) (the “Registration Statement”), including a base prospectus, dated April 17, 2012 (the “Base Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the final prospectus supplement dated April 17, 2012, filed with the Commission pursuant to Rule 424(b) under the Securities Act (collectively with the Base Prospectus, the “Prospectus”).

The Notes are to be issued pursuant to the provisions of the Indenture, dated as of August 8, 2003, by and between the Company and The Bank of New York Mellon Trust Company, N.A., successor in interest to Bank One Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the officers’ certificate, dated as of April 24, 2012, (the “Indenture”), including the form of global note representing the Notes (the “Global Note”).

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and public officials.

We have assumed for purposes of this opinion that (a) each of the Company and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) each of the Company and the Trustee has the requisite power and authority to execute and deliver and to perform its obligations under each of the Indenture and the Notes; (c) each of the Company and the Trustee has duly authorized, executed and delivered each of the Indenture and the Notes (except that no such assumption is made with respect to execution and delivery thereof by the Company under the laws of the State of New York); (d) each of the Indenture and the Notes constitutes a legally valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; and (e) the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations.

To the extent our opinion set forth below relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indenture. As to facts material to the opinion expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.

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Our opinion set forth herein is limited to the laws of the State of New York that, in our experience, are applicable to the Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinion herein stated or the securities or “blue sky” laws of any jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, and assuming that (i) the Indenture and the Notes have been duly authorized, executed and delivered by each of the Company and the Trustee, (ii) the final terms of the Notes have been duly established and approved by all necessary corporate action on the part of the Company and (iii) the Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, we are of the opinion that the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.

The opinion rendered in the above paragraph are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity enforcement is considered in a proceeding in equity or at law; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, (ii) with respect to whether acceleration of the Notes may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon or (iii) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency. The opinions rendered in the above paragraph do not include opinions with respect to compliance with laws relating to permissible rates of interest.

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through a Current Report on Form 8-K. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Yours very truly,

/s/ Bass, Berry & Sims PLC